Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints Jeffrey C. Smith and Peter A. Feld, or either of them, his true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Form 3, Form 4, Form 5, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Office Depot, Inc. directly or indirectly beneficially owned by Starboard Value LP or any of its affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Jeffrey C. Smith and Peter A. Feld, or either of them, under this Power of Attorney shall continue with respect to the undersigned until revoked in writing.

Date:  November 28, 2012

/s/ Robert L. Nardelli
ROBERT L. NARDELLI